UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2016

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 14, 2016, the Board of Directors (the “Board”) of Chesapeake Energy Corporation (the “Company”) appointed Luke R. Corbett to the Board. Mr. Corbett will serve on the Audit and Nominating, Governance & Social Responsibility Committees of the Board.

Upon Mr. Corbett’s appointment as a non-employee director, Mr. Corbett will receive the standard annual retainer paid to each non-employee director, including: (i) an annual retainer of $100,000, paid quarterly in installments; and (ii) an annual grant of restricted stock units with an aggregate value of approximately $250,000, issued pursuant to the Company’s 2014 Long Term Incentive Plan. Mr. Corbett will receive prorated cash and restricted stock unit awards for the remainder of 2016.

In connection with his appointment, the Company and Mr. Corbett will enter into the Company's standard indemnity agreement for officers and directors.

There are no arrangements or understandings between Mr. Corbett and the Company or any other person pursuant to which Mr. Corbett was appointed as a director of the Company. Mr. Corbett is not related to any officer or director of the Company. There are no transactions or relationships between Mr. Corbett and the Company that would be required to be reported under Item 404(a) of Regulation S-K, other than the following: Grant Loxton, the son-in-law of Mr. Corbett, has been an employee of the Company since May 2011. Mr. Loxton’s total cash and equity compensation for 2015 was $342,124. Mr. Loxton’s compensation for 2016 will be disclosed in the Company’s proxy statement for the 2017 Annual Meeting of Shareholders, if required. The Company is a significant employer in Oklahoma City. We seek to fill positions with qualified employees, whether or not they are related to our executive officers or directors. We compensate employees who have such relationships within what we believe to be the current market rate for their position and provide benefits consistent with our policies that apply to similarly situated employees. Compensation arrangements for family members of related parties are approved by the Compensation Committee.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	SEC File Number	Exhibit	Filing Date

10.1	Form of Indemnity Agreement for officers and directors of Chesapeake and its subsidiaries	8-K	001-13726	10.3	6/27/2012

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JAMES R. WEBB
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary
Date:    December 16, 2016

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	SEC File Number	Exhibit	Filing Date

10.1	Form of Indemnity Agreement for officers and directors of Chesapeake and its subsidiaries	8-K	001-13726	10.3	6/27/2012